Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-8 File No. 333-30717, Form S-8 File No. 333-29989 and Form S-3 File No. 333-60457.

ARTHUR ANDERSEN LLP

Vienna, VA
March 18, 2002